Exhibit (c)(2)

Presentation to the Special Committee at Highpower International June 26, 2019 | June 26, 2019 CONFIDENTIAL

2 | June 26, 2019 CONFIDENTIAL This presentation was prepared by ROTH Capital Partners, LLC (“ROTH”) and provided to the Special Committee of the Board of Directors of Highpower International, Inc . (the “Company”) in connection with their consideration of a potential transaction among HPJ Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), HPJ Merger Sub Corp . , a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Highpower International, Inc . , a Delaware corporation (the “Company”) . This presentation has been provided to the Special Committee of the Board of Directors by ROTH and may not be used or relied upon for any purpose without the written consent of ROTH . The information contained herein is confidential . By accepting this presentation you agree to use it for informational purposes only and will not disclose any such information to any other party without the written consent of ROTH . This presentation has not been prepared with a view toward public disclosure under state or federal securities laws or otherwise . Reproduction, dissemination, quotation, summarization or reference to this presentation without our written consent is prohibited . The information utilized in preparing this presentation was obtained from the Company and other public sources . ROTH assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects . To the extent such information includes estimates and/or forecasts of future performance prepared by Company management, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management . As ROTH is relying on the Company for the information required to deliver its analysis, ROTH makes no independent representation or warranty, express or implied, as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future . ROTH has no obligation, express or implied, to update any or all of the information contained in this presentation or to advise you of any changes . Because this presentation was prepared for use in the context of an oral presentation to the Special Committee of the Board of Directors, which is familiar with the business and affairs of the Company, ROTH does not take any responsibility for the accuracy or completeness of any of the material included in this presentation if used by persons other than the members of the Special Committee of the Board of Directors . This presentation is not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter . Prior to entering into any transaction the Company and the Special Committee of the Board of Directors should determine, without reliance on ROTH, the economic merits and risks as well as the legal, tax and accounting consequences of any such transaction . This presentation does not constitute an opinion and ROTH’s only opinion is the written opinion that is to be rendered to the Special Committee of the Board of Directors . In preparing this presentation, ROTH has made certain assumptions regarding the information contained herein and certain limitations apply to such information . For a detailed description of these assumptions and limitations, we refer you to the written fairness opinion to be delivered to the Special Committee of the Board of Directors by ROTH .

3 | June 26, 2019 CONFIDENTIAL Table of Contents I. Transaction Overview II. Valuation Analysis III. Appendix

4 | June 26, 2019 CONFIDENTIAL I. Transaction Overview 4

5 | June 26, 2019 CONFIDENTIAL Transaction Description • Mr. Dang Yu (George) Pan, the Company’s Chairman and Chief Executive Officer and a stockholder of the Company, Wen Liang Li, a director and stockholder of the Company, Wen Wei Ma, a stockholder of the Company, and Essence International Capital Limited, a company incorporated in Hong Kong, have agreed to acquire the outstanding shares of the Company Transaction • $4.80 / Share • Cash Consideration • The consortium plans to finance the proposed transaction with equity capital Financing

6 | June 26, 2019 CONFIDENTIAL Transaction Overview Transaction Value Valuation Summary (in millions except per share amounts) (in millions except per share amounts and percentages) Proposed Per Share Offer Price $4.80 Share Price Day Prior to Offer 2 $2.88 Diluted Share Count 1 16.4 Enterprise Value to EBITDA EBITDA Multiple Enterprise Value / LTM EBITDA 3 $23.9 6.7x Enterprise Value / 2019E EBITDA 4 $23.5 6.9x Implied Equity Value $78.9 Enterprise Value / 2020E EBITDA 4 $25.2 6.4x Enterprise Value / 2021E EBITDA 4 $24.3 6.6x (+) Debt $107.2 Price to Earnings Earnings Multiple ( - ) Cash $24.9 Price to LTM Earnings 3 $11.1 7.1x Implied Enterprise Value $161.2 Price to 2019E Earnings 4 $10.5 7.5x Price to 2020E Earnings 4 $9.9 8.0x Price to 2021E Earnings 4 $8.5 9.3x 1) Source: management 2) Source: CapitalIQ . A s of 06/01/18 3) Source: Mgmt. LTM as of 3/31/19 4) Source: Company projections

7 | June 26, 2019 CONFIDENTIAL II. Valuation Analysis 7

8 | June 26, 2019 CONFIDENTIAL Valuation Analysis Valuation Methodologies and Key Assumptions Comparable Companies Precedent Transactions ▪ Compared the offer multiple against the trading multiples of comparable companies ▪ Compared against similar companies in the following groups: • Batteries • Electronic components ▪ Compared the offer multiple against multiples paid in comparable transactions ▪ Reviewed comparable transactions from 01/01/10 to present ▪ Included transactions that occurred in the battery and battery application space ▪ Only closed transactions with public data were included in the analysis Discounted Cash Flows (“DCF”) Other Data and Considerations ▪ Estimated the DCF value of HPJ by analyzing: • 3 - year projected cash flow model • Management financial projections (2019 - 2021) • Considered the weighted average cost of capital (“WACC”) range of 12.6% to 16.6% • Considered exit EBITDA multiples to be between 6.0x to 10.0x ▪ ROTH also considered the following other facts and data: • Considered premiums paid for other U.S. listed companies from 01/01/17 to present • Considered high and low trading prices for stock over the 52 weeks prior to 06/01/18 • Lack of trading liquidity • Conducted a market check for any other offers

9 | June 26, 2019 CONFIDENTIAL Summary of Valuation I. Comparable Public Company Trading Analysis III. Premiums Paid Analysis Min 25th PCTL Median 75th PCTL Max Offer Multiples Min 25th PCTL Median 75th PCTL Max Offer Premium EV/LTM EBITDA 5.1x 7.0x 9.6x 11.8x 15.6x 6.7x Premium % - 1 Day Prior (30.3) 10.1 22.6 38.8 404.4 67.0 EV/2019 EBITDA 4.8x 5.0x 6.4x 8.0x 8.3x 6.9x Premium % - 1 Week Prior (27.7) 12.2 24.5 37.8 411.5 62.7 EV/2020 EBITDA 4.0x 4.6x 5.4x 6.5x 7.8x 6.4x Premium % - 4 Weeks Prior (27.7) 13.1 26.1 39.5 457.6 37.1 EV/2021 EBITDA 3.3x 4.3x 4.9x 5.7x 7.0x 6.6x P/LTM E 6.1x 11.4x 14.6x 19.1x 44.0x 7.1x IV. Discounted Cash Flow Analysis P/2019 E 6.4x 7.7x 8.9x 10.2x 11.5x 7.5x P/2020 E 3.9x 5.5x 7.1x 8.8x 10.4x 8.0x WACC Offer Price P/2021 E 1.6x 3.5x 5.3x 7.2x 9.0x 9.3x Exit EBITDA Multiple 12.6% 13.6% 14.6% 15.6% 16.6% 6.0x $0.33 $0.19 $0.06 $0.00 $0.00 $4.80 7.0x $1.43 $1.27 $1.11 $0.96 $0.81 8.0x $2.53 $2.34 $2.16 $1.98 $1.81 9.0x $3.63 $3.42 $3.21 $3.01 $2.82 10.0x $4.73 $4.49 $4.26 $4.04 $3.83 II. Selected Precedent Transactions V. 52 Week Stock Performance (Prior to Announcement) Min 25th PCTL Median 75th PCTL Max Offer Multiples High Low Offer Price EV/LTM EBITDA 7.1x 7.6x 8.0x 9.9x 11.8x 6.7x $5.75 $2.75 $4.80 P / LTM E 9.7x 12.3x 18.8x 19.1x 33.8x 7.1x

10 | June 26, 2019 CONFIDENTIAL $5.13 $2.08 $1.98 $1.31 $7.71 $5.74 $3.31 $1.80 $6.00 $8.34 $3.17 $3.31 $3.96 $2.75 $0.00 $12.16 $6.36 $5.00 $3.35 $5.27 $6.54 $5.28 $3.72 $9.41 $12.94 $3.99 $4.06 $4.88 $5.75 $4.73 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 EV/LTM EBITDA EV/2019 EBITDA EV/2020 EBITDA EV/2021 EBITDA P/LTM E P/2019 E P/2020 E P/2021 E EV/LTM EBITDA P/LTM E 1 Day 1 Week 4 Weeks 52 Week DCF Public Comps Prec. Premiums Paid High /Low DCF Valuation Analysis Per Share Valuation Range 1,2,3 1) Valuation range based off 25th and 75th percentile multiples, except for DCF and 52 week 2) Negative valuation ranges are given a minimum value of $0 3) 52 week high/low based off of 52 weeks prior to announcement Offer Price: $4.80

11 | June 26, 2019 CONFIDENTIAL Valuation Analysis Comparable Company Multiples 1,2,3,4 1) Source: Capital IQ. Projected financials based on median analyst estimates 2) Enterprise Value = Market Cap + Debt – Cash 3) All EV/EBITDA multiples less than 0 or greater than 35 are considered "NM" 4) All P/E multiples less than 0 or greater than 50 are considered "NM" Diluted Share Price Mkt. Cap TEV EV/EBITDA P/Earnings Proj. Growth LTM Margins (%) Company Ticker Shares 06/26/19 06/26/19 06/26/19 LTM CY 2019 CY 2020 CY 2021 LTM CY 2019 CY 2020 CY 2021 18 - 19 19 - 20 Gross EBITDA Net Golden Power HK:3919 240.0 $0.07 $16.0 $35.2 15.5x NA NA NA NM NA NA NA NA NA 20.2 5.5 1.9 CBAK Energy CBAT 31.7 $0.98 $31.1 $69.9 NM NA NA NA NM NA NA NA NA NA (12.1) (38.8) (8.2) Ultralife ULBI 16.1 $8.15 $131.0 $110.6 15.6x NA NA NA 44.0x NA NA NA NA NA 28.2 8.5 28.0 Coslight SEHK: 1043 379.0 $0.22 $84.9 $326.1 8.7x NA NA NA 6.1x NA NA NA NA NA 18.7 8.1 6.2 Gold Peak SEHK: 40 784.7 $0.10 $80.4 $332.7 10.5x NA NA NA 9.9x NA NA NA NA NA 25.0 3.7 0.9 Leoch 842 1,357.7 $0.07 $100.8 $417.3 5.1x 4.8x 4.0x 3.3x 12.8x 6.4x 3.9x 1.6x 2.7% 15.5% 11.1 5.9 1.1 Maxell TSE: 6810 52.8 $13.62 $719.5 $745.5 7.6x 7.9x 6.1x 5.2x 19.8x NA NA NA 8.1% 5.6% 20.6 7.3 3.5 GS Yuasa TSE: 6674 81.8 $19.09 $1,562.1 $1,973.5 5.2x 5.0x 4.8x 4.6x 14.6x NA NA NA (0.6%) 2.1% 23.0 10.2 3.3 EnerSys ENS 42.9 $65.78 $2,820.3 $3,557.7 10.6x 8.3x 7.8x 7.0x 18.5x 11.5x 10.4x 9.0x 24.0% NA 25.0 12.0 5.7 Min 16.1 $0.07 $16.0 $35.2 5.1x 4.8x 4.0x 3.3x 6.1x 6.4x 3.9x 1.6x (0.6%) 2.1% (12.1) (38.8) (8.2) 25th PCTL 42.9 $0.10 $80.4 $110.6 7.0x 5.0x 4.6x 4.3x 11.4x 7.7x 5.5x 3.5x 1.9% 3.9% 18.7 5.5 1.1 Median 81.8 $0.98 $100.8 $332.7 9.6x 6.4x 5.4x 4.9x 14.6x 8.9x 7.1x 5.3x 5.4% 5.6% 20.6 7.3 3.3 75th PCTL 379.0 $13.62 $719.5 $745.5 11.8x 8.0x 6.5x 5.7x 19.1x 10.2x 8.8x 7.2x 12.0% 10.6% 25.0 8.5 5.7 Max 1,357.7 $65.78 $2,820.3 $3,557.7 15.6x 8.3x 7.8x 7.0x 44.0x 11.5x 10.4x 9.0x 24.0% 15.5% 28.2 12.0 28.0 Highpower HPJ 16.4 $4.80 $78.9 $161.2 6.7x 6.9x 6.4x 6.6x 7.1x 7.5x 8.0x 9.3x 9.1% 10.0% 20.5 7.9 4.8

Valuation Analysis

| June 26, 2019
CONFIDENTIAL

Precedent Transactions[1,2,3,4,5]

Closed Date	Target	Buyers	Implied Enterprise Value ($M)	EV/LTM EBITDA	P/LTM E	Business Description
05/01/19	Southwest Electronic	Ultralife	$25.0	-	-	Lithium ion & lead acid batteries
12/29/18	Zuhai Power	Zhuhai Battery	$34.4	-	-	Manufactures lead acid batteries
10/17/18	Kokam	SolarEdge Technologies	$134.0	-	-	Batteries and battery solutions
09/19/18	Zhejiang Youchuang Solar	Zhejiang Youchuang VC	$84.6	-	-	Solar cell batteries
07/31/17	Zhuhai Coslight Battery	Beijing Yi Kehui	$169.1	-	9.7x	Lithium-polymer batteries
04/28/17	Nesscap Energy	Maxwell Technologies	$23.0	-	-	Comprises energy storage and power delivery solutions design and manufacturing
02/22/17	Hunan Shinzoom Technology	Hunan Zhongke Electric	$74.9	-	33.8x	Develops and manufactures cathode material lithium batteries
08/15/16	Saft Groupe	TOTAL S.A.	$1,192.7	7.1x	-	Designs, develops, manufactures rechargeable batteries
07/21/16	Shenzhen Optimum Nano Energy	Shaanxi J&R Optimum Energy	$793.7	-	18.8x	Lithium iron phosphate batteries
01/13/16	Accutronics	Ultralife Batteries	$11.0	-	-	Designs, develops, and manufactures rechargeable batteries
02/11/15	Yokohama Industries	Fordington Pte	$51.6	NM	19.1x	Manufactures and markets batteries
11/24/14	Ener-tek International	Vectra Co.	$24.0	8.0x	-	Manufactures storage batteries
10/25/12	SB LiMotive	Samsung SDI	$209.4	-	-	Researches and develops, manufactures, and sells lithium-ion batteries
10/19/12	Axeon Holdings	Johnson Matthey	$65.1	-	-	Design, development, manufacture, and supply of lithium-ion batteries
10/26/10	Zhejiang GBS Energy	Hybrid Kinetic Group	$24.6	NM	NM	Developing, manufacturing, and selling lithium-ion power battery
01/29/10	EaglePicher Technologies	Vectra Co.	$171.9	-	-	Designs, manufactures, and supplies lithium ion batteries
01/12/10	Shenzhen NewPower Technology	Shenzhen E'Jenie Technology	$14.3	11.8x	12.3x	Manufactures lithium ion batteries.

	Implied Enterprise Value ($M)	EV/LTM EBITDA	P/LTM E
Min	$11.0	7.1x	9.7x
25th PCTL	$24.6	7.6x	12.3x
Median	$65.1	8.0x	18.8x
75th PCTL	$169.1	9.9x	19.1x
Max	$1,192.7	11.8x	33.8x
HPJ	$158.0	6.6x	6.8x

1) Transactions from 01/01/10 - Present in battery and battery applications space
2) All transactions include sale of majority stake of target
3) Transactions with EV/LTM EBITDA multiples greater than 20x are listed as "NM"
4) Transactions with P/LTM E greater than 50x are listed as "NM"
5) Transactions less than $10M in EV and without publicly available data were excluded from analysis

ROTH Capital Partners

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| June 26, 2019
CONFIDENTIAL

Valuation Analysis

Premium Analysis[1,2]

Effective Date	Target	Buyer	Transaction Value ($M)	Premium - 1 Day Prior (%)	Premium- 1 Week Prior (%)	Premium -1 Month Prior to (%)
05/21/19	Sierra Monitor	MSA Safety	$36.7	54.8	72.9	58.5
05/16/19	Maxwell Technologies	Tesla	$277.2	96.3	110.7	142.0
05/15/19	MPM Holding	MOM Holding	$1,582.7	(2.6)	(2.3)	2.1
04/03/19	Pershing Gold Corp	Americas Silver Corp	$73.3	80.3	101.9	66.5
03/14/19	Esterline Technologies Corp	Transdigm Group Inc	$3,610.1	62.4	63.0	67.1
03/08/19	NutriSystem Inc	Tivity Health Inc	$1,443.4	38.7	29.3	29.9
03/01/19	Livent Corp	Shareholders	$1,586.8	1.8	2.5	(8.3)
02/28/19	Nexeo Solutions Inc	Univar Inc	$1,969.8	13.3	13.7	13.9
02/22/19	Tahoe Resources Inc	Pan American Silver Corp	$1,287.7	54.6	37.7	16.8
02/21/19	Command Security Corp	Prosegur SIS USA Inc	$29.8	56.6	52.4	62.9
02/08/19	Dun & Bradstreet Corp	Investor Group	$6,881.4	15.2	16.2	13.3
02/01/19	Electro Scientific Industries Inc	MKS Instruments Inc	$1,024.1	100.9	98.5	76.4
01/31/19	Essendant Inc	Staples Inc	$428.0	17.2	31.7	33.8
01/14/19	Engility Holdings Inc	Science Applications Intl Corp	$2,394.9	11.6	16.5	19.2
12/19/18	Corporate Capital Trust Inc	FS Investment Corp	$1,590.4	(23.4)	(21.8)	(21.0)
12/06/18	JetPay Corp	NCR Corp	$90.4	146.3	153.8	197.1
12/05/18	American Railcar Industries Inc	STL Parent Corp	$1,335.9	51.2	52.5	48.7
11/26/18	Rockwell Collins Inc	United Technologies Corp	$23,329.9	19.7	24.6	33.3
11/15/18	KMG Chemicals Inc	Cabot Microelectronics Corp	$1,239.5	19.6	16.5	5.1
11/07/18	WSI Industries Inc	Polaris Industries Inc	$21.6	35.9	30.8	26.7
11/02/18	Kapstone Paper & Packaging	WestRock Co	$3,495.7	31.9	35.4	54.3
10/31/18	RLJ Entertainment Inc	AMC Networks Inc	$43.6	9.8	9.3	8.4
10/26/18	Pinnacle Foods Inc	Conagra Brands Inc	$8,150.2	12.0	11.6	17.0
10/22/18	SuperValu Inc	United Natural Foods Inc	$1,255.3	94.0	113.4	114.0
10/01/18	Xcerra Corp	Cohu Inc	$764.7	8.5	15.7	16.6
08/27/18	Cotiviti Holdings Inc	Verscend Tech Inc	$4,282.4	12.2	13.1	33.9
08/21/18	A Schulman Inc	LyondellBasell Industries NV	$2,043.3	8.7	18.1	9.8
08/20/18	Mattersight Corp	NICE Ltd	$102.7	25.6	17.4	28.6
08/01/18	Capella Education Co	Strayer Educ Inc	$861.7	22.5	18.8	12.0
07/13/18	HRG Group Inc	Spectrum Brands Holdings Inc	$3,623.4	6.7	7.3	(8.2)
07/09/18	Dr Pepper Snapple Group Inc	Keurig Green Mountain Inc	$22,250.2	8.5	7.2	6.9
07/06/18	Azarga Uranium Corp	Urz Energy Corp	$10.5	136.7	136.7	134.1
06/22/18	Analogic Corp	Altaris Capital Partners LLC	$1,050.1	(11.5)	(11.3)	(10.5)
06/19/18	RPX Corp	HGGC LLC	$524.3	(24.6)	(20.8)	(23.6)
06/14/18	Layne Christensen Co	Granite Construction Inc	$325.0	28.5	27.1	22.3
06/07/18	ELXSI Corp	SPX Corp	$174.7	39.0	35.5	30.8
06/07/18	Monsanto Co	Bayer AG	$56,598.0	41.7	42.8	43.9
06/06/18	Orbital ATK Inc	Northrop Grumman Corp	$9,170.8	22.2	24.7	28.0

1) Source: Thomson Eikon. U.S. listed, majority transactions from 01/01/17- Present in Basic Materials, Industrials, and Non-Cyclical Consumer Goods/Services space
2) Excludes transactions less than $10M

ROTH Capital Partners

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Valuation Analysis
Premium Analysis (cont.)[1,2]

| June 26, 2019
CONFIDENTIAL

Effective Date	Target	Buyer	Transaction Value ($M)	Premium - 1 Day Prior (%)	Premium- 1 Week Prior (%)	Premium -1 Month Prior to (%)
05/29/18	Hardinge Inc	Investor Group	$215.0	12.1	15.4	21.1
05/10/18	Chicago Bridge & Iron Co NV	McDermott International Inc	$1,862.9	3.1	2.1	18.5
04/24/18	Blue Buffalo Pet Products Inc	General Mills Inc	$7,926.9	17.2	14.0	20.2
04/16/18	Ply Gem Holdings Inc	Clayton Dubilier & Rice LLC	$1,501.6	19.6	17.9	19.2
03/26/18	Snyder's-Lance Inc	Campbell Soup Co	$4,964.3	12.6	30.1	37.8
03/23/18	Crystal Rock Holdings Inc	Cott Corp	$20.7	22.8	24.4	18.3
03/22/18	Key Technology Inc	Duravant LLC	$173.3	50.6	46.9	40.1
03/09/18	Calgon Carbon Corp	Kuraray Co Ltd	$1,113.6	62.9	62.9	77.7
02/28/18	Straight Path Communications Inc	Verizon Communications Inc	$2,311.8	404.4	411.5	457.6
02/20/18	Deltic Timber Corp	Potlatch Corp	$1,165.1	7.1	6.2	9.0
02/12/18	CalAtlantic Group Inc	Lennar Corp	$5,790.2	26.9	31.4	39.2
01/31/18	Amplify Snack Brands Inc	Hershey Co	$921.0	71.4	86.1	114.7
12/19/17	Omega Protein Corp	Cooke Inc	$501.0	32.5	32.1	37.9
12/14/17	Inventure Foods Inc	Utz Quality Foods Inc	$79.1	(10.3)	(9.3)	(14.7)
12/11/17	Detrex Corp	Italmatch Chemicals SpA	$45.9	8.0	8.0	10.2
12/07/17	Numerex Corp	Sierra Wireless Inc	$104.3	11.2	6.5	8.0
11/17/17	The Advisory Board Co	Optum Inc	$2,155.0	5.6	1.9	(4.8)
11/17/17	Brocade Communications Systems	Broadcom Ltd	$5,535.8	13.4	44.9	34.2
11/08/17	Bankrate Inc	Red Ventures LLC	$1,253.2	9.0	12.5	30.2
10/19/17	Landauer Inc	Fortive Corp	$648.2	9.6	8.6	10.0
10/10/17	West Corp	Apollo Global Management LLC	$1,988.2	(7.1)	(5.4)	(3.3)
10/05/17	Forestar Group Inc	DR Horton Inc	$558.3	26.3	25.9	36.5
10/02/17	Neff Corp	United Rentals Inc	$606.6	26.9	31.2	47.1
09/29/17	PAREXEL International Corp	Pamplona Capital Management	$4,629.2	27.9	36.4	43.7
09/28/17	Sevcon Inc	BorgWarner Inc	$125.7	60.8	59.7	38.4
09/13/17	CDI Corp	AE Industrial Partners LLC	$155.0	33.1	32.0	38.7
09/10/17	Swift Transportation Co	Knight Transportation Inc	$2,959.1	10.2	8.2	6.3
08/31/17	EI du Pont de Nemours & Co	The Dow Chemical Co	$62,141.1	5.7	4.7	5.1
08/28/17	Whole Foods Market Inc	Amazon.com Inc	$13,561.4	35.2	41.1	45.1
07/31/17	Intrawest Resorts Holdings Inc	Hawk Holding Co LLC	$944.7	(6.1)	(5.3)	5.4
07/28/17	Rightside Group Ltd	Donuts Inc	$205.9	8.7	9.3	18.0
07/25/17	Reynolds American Inc	British American Tobacco PLC	$49,053.7	26.2	26.0	22.6
07/20/17	Electrical Geodesics Inc	Koninklijke Philips NV	$36.7	36.0	35.1	33.1
07/19/17	Sajan Inc	AMPLEXOR International SA	$28.0	46.1	61.1	53.8
06/27/17	LMI Aerospace Inc	Sonaca SA	$190.9	51.4	57.1	55.5

1) Source: Thomson Eikon. U.S. listed, majority transactions from 01/01/17- Present in Basic Materials, Industrials, and Non-Cyclical Consumer Goods/Services space
2) Excludes transactions less than $10M

ROTH Capital Partners

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Valuation Analysis

Premium Analysis (cont.)[1,2]

| June 26, 2019
CONFIDENTIAL

Effective Date	Target	Buyer	Transaction Value ($M)	Premium - 1 Day Prior (%)	Premium - 1 Week Prior (%)	Premium - 1 Month Prior to (%)
06/22/17	MOCON Inc	AMETEK Inc	$187.4	38.6	33.9	36.1
06/21/17	TRC Cos Inc	New Mountain Partners IV LP	$554.5	46.9	61.8	63.3
06/15/17	Mead Johnson Nutrition Co	Reckitt Benckiser Group PLC	$16,650.6	27.7	20.1	25.4
06/07/17	AdvancePierre Foods Holdings Inc	Tyson Foods Inc	$4,264.4	9.8	18.6	27.6
06/06/17	Multi Packaging Solutions International	WestRock Co	$1,398.5	25.1	26.9	23.6
06/01/17	Valspar Corp	Sherwin-Williams Co	$9,308.7	34.8	38.1	46.7
05/26/17	Ultratech Inc	Veeco Instruments Inc	$769.5	10.4	10.1	18.1
05/04/17	Stillwater Mining Co	Sibanye Gold Ltd	$2,179.6	22.6	18.7	21.4
04/21/17	Air Methods Corp	American Securities LLC	$1,568.1	20.5	18.5	23.2
04/21/17	Chemtura Corp	Lanxess AG	$2,109.7	18.9	23.0	12.8
04/13/17	B/E Aerospace Inc	Rockwell Collins Inc	$8,200.8	(30.3)	(27.7)	(27.7)
04/12/17	The WhiteWave Foods Co	Danone SA	$10,355.6	18.6	19.8	22.4
04/05/17	CEB Inc	Gartner Inc	$2,492.4	24.8	27.2	30.2
04/05/17	Joy Global Inc	Komatsu America Corp	$2,777.6	20.2	21.0	24.3
03/21/17	G&K Services Inc	Cintas Corp	$1,960.2	18.7	21.8	23.7
03/10/17	Linear Technology Corp	Analog Devices Inc	$14,375.6	23.9	24.2	33.3
02/06/17	Team Health Holdings Inc	Blackstone Group LP	$3,312.9	32.6	36.8	25.4
02/01/17	Apollo Education Group Inc	AP VIII Queso Holding LP	$1,086.4	51.8	32.1	38.7
01/20/17	AEP Industries Inc	Berry Plastics Grp Inc	$566.5	42.9	41.4	31.5

	Transaction Value ($M)	Premium - 1 Day Prior (%)	Premium - 1 Week Prior (%)	Premium - 1 Month Prior to (%)
Min	$10.5	(30.3)	(27.7)	(27.7)
25th PCTL	$313.1	10.1	12.2	13.1
Median	$1,311.8	22.6	24.5	26.1
75th PCTL	$3,524.3	38.8	37.8	39.5
Max	$62,141.1	404.4	411.5	457.6
HPJ	$158.0	67.0	62.7	37.1

1) Source: Thomson Eikon. U.S. listed, majority transactions from 01/01/17- Present in Basic Materials, Industrials, and Non-Cyclical Consumer Goods/Services space
2) Excludes transactions less than $10M

ROTH Capital Partners

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16 | June 26, 2019 CONFIDENTIAL Valuation Analysis Discounted Cash Flow Analysis 1 1) Assumes a valuation date of 07/01/19 and a mid year discount period. Projections provided by mgmt. 2) NOPAT = EBIT x (1 - Tax Rate), where Tax Rate = 15% 3) Taken from median of precedents FY FY FY Cash Flow Projections 2019E 2020E 2021E DCF Assumptions & Output Revenue $329.7 $362.7 $399.0 Discount Rate: 14.6% EBITDA $23.5 $25.2 $24.3 Exit EBITDA Multiple 3 8.0x EBIT $15.7 $15.6 $14.1 Terminal EBITDA $24.3 NOPAT 2 $13.4 $13.2 $12.0 Terminal Value $194.3 D&A $6.9 $9.6 $10.2 PV of Terminal Value $138.2 Capex ($26.8) ($22.1) ($8.8) Sum of PV of Cash Flows ($20.4) (Increase)/Decrease in NWC ($10.1) ($15.2) ($12.4) Implied EV $117.8 Unlevered Free Cash Flow ($16.7) ($14.5) $0.9 Subtract Debt $107.2 PV of Free Cash Flow ($8.1) ($13.1) $0.7 Add Cash $24.9 Implied Equity Value $35.5 End of Year Discount Period: 0.5 1.5 2.5 Diluted Shares Outstanding 16.4 Mid - Year Discount Period: 0.3 0.8 1.8 Implied Price/Share $2.16

17 | June 26, 2019 CONFIDENTIAL Valuation Analysis Discounted Cash Flow – WACC Calculation a) Beta was found using Capital IQ. Only comparable companies that had a minimum of 60 months of trading history were used. Capital IQ calculates beta on a monthly basis. Roth uses mid - year conventions to discount cash flows as Roth assume that cash flows come in continuously throughout the year. Assume a valuation date of 07/ 01/19 b) B(u) = B(l) / (1+(1 - Tax Rate) x Debt - to - Equity) c) Assumption that debt is carried at the corporate level d) Effective tax rate provided by management e) Source: 10 - Year Treasury yield at 06/26/19 f) Source: www.costofcapital.duffandphelps.com g) CAPM Cost Equity Capital Calculation: Risk Free Rate + (Equity Beta x Equity Risk Premium) h) Source: www.costofcapital.duffandphelps.com . 10b decile i) US High Yield CCC Effective Yield as of 06 /26/19 j) Weighted Average Cost of Capital = (Debt - to - Capital x Cost of Debt x (1 - Tax Rate)) + (Equity - to - Capital x Cost of Equity Capital) WACC Calculation Step 1 - Calculate Average Portfolio Beta (a) Calculated Average Portfolio Equity Beta 1.58 Step 2 - Unlever Portfolio Beta (b) Average Debt - to - Equity Ratio 2.3 Average Tax Rate 14.7 Unlevered Average Portfolio Equity Beta 0.74 Step 3 - Arrive at HPJ Equity Beta Unlevered Average Portfolio Equity Beta 0.74 HPJ Debt - to - Equity Ratio (c) 1.4 Effective Tax Rate (d) 15.0% HPJ Equity Beta 1.59 Step 4 Risk Free Rate (e) 2.1% Equity Risk Premium (f) 6.9% Levered Equity Beta 1.59 Cost of Equity Capital (g) 13.1% Size Premium (h) 8.3% HPJ Adjusted Cost of Equity Capital 21.3% Step 5 Debt - to - Capital Ratio 57.6% Equity - to - Capital Ratio 42.4% Pre - tax Cost of Debt (i) 11.3% After - tax Cost of Debt 9.6% Cost of Equity Capital 21.3% Weighted Average Cost of Capital (i) 14.6%

18 | June 26, 2019 CONFIDENTIAL Valuation Analysis Discounted Cash Flow – Beta Derivation 1,2,3 1) Beta was found using Capital IQ. Only comparable companies that had a minimum of 60 months of trading history were used. C api tal IQ calculates beta on a monthly basis. 2) Effective tax rate; NM if tax rate is less than 0 3) B(u) = B(l) / (1+(1 - Tax Rate) x Debt - to - Equity) Levered Equity Unlevered Name Ticker Beta 1 Debt Value Tax Rate 2 Beta 3 Golden Power HK:3919 0.90 $21.7 $16.0 NM NM CBAK Energy CBAT 3.65 $39.0 $31.1 0.0 1.62 Ultralife ULBI 0.93 $0.8 $131.0 NM NM Coslight SEHK: 1043 1.83 $282.5 $84.9 13.5 0.47 Gold Peak SEHK: 40 0.61 $436.9 $80.4 30.6 0.13 Leoch 842 1.50 $425.2 $100.8 11.1 0.32 Maxell TSE: 6810 1.39 $232.7 $719.5 28.3 1.13 GS Yuasa TSE: 6674 0.99 $624.6 $1,562.1 32.2 0.78 EnerSys ENS 1.43 $1,036.5 $2,820.3 11.8 1.08 Average 1.58 $156.2 $68.7 14.7 0.74 Levered Beta & WACC Calculation Unlevered Equity Levered Beta 1 Debt Value Tax Rate Beta 3 HPJ 0.74 $107.2 $78.9 15.0% 1.59

19 | June 26, 2019 CONFIDENTIAL 1.00 2.00 3.00 4.00 5.00 6.00 7.00 0 .20mm .40mm .60mm .80mm 1.00mm Highpower International, Inc. (NasdaqGM:HPJ) - Volume Highpower International, Inc. (NasdaqGM:HPJ) - Share Pricing Valuation Analysis Trading Range 1 Announce date: 06/01/18 1) Source CapitalIQ . 06/01/17 to 06/26/19 Offer Price: $4.80

20 | June 26, 2019 CONFIDENTIAL III. Appendix 20

Appendix
Management Projections

| June 26, 2019
CONFIDENTIAL

1. P&L

Currency: USD in thousands

ITEM	Y2019-Forcast		Y2020-Forcast			Y2021-Forcast		
	USD	Revenue%	USD	Revenue%	Increase%	USD	Revenue%	Increase%
Net sales	**329,747**	**100.0%**	**362,722**	**100.0%**	**10.0%**	**398,994**	**100.0%**	**10.0%**
Cost of sales	-265,041	-80.4%	-294,676	-81.2%	-11.2%	-327,551	-82.1%	-11.2%
Gross profit	**64,706**	**19.6%**	**68,046**	**18.8%**	**5.2%**	**71,443**	**17.9%**	**5.0%**
Research and development expenses	-14,656	-4.4%	-16,322	-4.5%	-11.4%	-17,954	-4.5%	-10.0%
Selling and distribution expenses	-13,126	-4.0%	-14,360	-4.0%	-9.4%	-15,710	-3.9%	-9.4%
General and administrative expenses	-21,182	-6.4%	-21,807	-6.0%	-3.0%	-23,643	-5.9%	-8.4%
Foreign currency transaction gain	-	0.0%	-	0.0%	NA	-	0.0%	NA
Income from operations	**15,742**	**4.8%**	**15,557**	**4.3%**	**-1.2%**	**14,136**	**3.5%**	**-9.1%**
Changes in fair value of foreign currency	-	0.0%	-	0.0%	NA	-	0.0%	NA
Other income	853	0.3%	-	0.0%	100.0%	-	0.0%	NA
Equity in earnings of investee	-	0.0%	-	0.0%	NA	-	0.0%	NA
Interest expenses	-3,269	-1.0%	-3,934	-1.1%	-20.3%	-4,128	-1.0%	-4.9%
Income before taxes	**13,326**	**4.0%**	**11,623**	**3.2%**	**-12.8%**	**10,008**	**2.5%**	**-13.9%**
Income tax expenses	-2,787	-0.8%	-1,743	-0.5%	37.5%	-1,501	-0.4%	13.9%
Net income	**10,539**	**3.2%**	**9,880**	**2.7%**	**-6.3%**	**8,507**	**2.1%**	**-13.9%**
Add:								
Interest expenses	3,269	1.0%	3,934	1.1%	20.3%	4,128	1.0%	4.9%
Income taxes expenses	2,787	0.8%	1,743	0.5%	-37.5%	1,501	0.4%	-13.9%
Depreciation and Amortization	6,859	2.1%	9,622	2.7%	40.3%	10,150	2.5%	5.5%
EBITDA	**23,454**	**7.1%**	**25,179**	**6.9%**	**7.4%**	**24,286**	**6.1%**	**-3.5%**

ROTH Capital Partners

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